Exhibit 99.1

                                  CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. (S) 1350, as adopted), Shirley Singleton, the Chief Executive Officer of Edgewater Technology, Inc. (the "Company"), and Kevin R. Rhodes, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge: The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.


Date: August 14, 2002                      /s/ SHIRLEY SINGLETON
                                           -------------------------------------
                                           Shirley Singleton
                                           President and Chief Executive Officer


Date: August 14, 2002                      /s/ KEVIN R. RHODES
                                           -------------------------------------
                                           Kevin R. Rhodes
                                           Chief Financial Officer

                                       23